Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555


                         EASTGROUP PROPERTIES ANNOUNCES
                           SECOND QUARTER 2004 RESULTS

     o Net Income Available to Common Stockholders of $4.6 Million or $.22 Per Share
     o    Funds from Operations of $12.9 Million or $.61 Per Share
     o    Percentage Leased 92.6%, Occupancy 91.4%
     o Same Property Growth of 1.4% on a Cash Basis and 2.5% Including Straight-Line Rent Adjustments
     o Paid 98th Consecutive Quarterly Dividend - $.48 Per Share - Twelfth Consecutive Year of Dividend Growth
     o    Development  Projects  of  $25.4  Million  Under  Construction  or  In
          Lease-Up
     o    Debt-to-Total Market Capitalization of 32.5% at Quarter End
     o    Interest Coverage of 3.7x and Fixed Charge Coverage of 3.3x

JACKSON, MISSISSIPPI, July 19, 2004 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2004.

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2004, funds from operations (FFO) available to common stockholders was $.61 per share, which was the same as last year's second quarter FFO per share. There were no gains on securities for the second quarter of this year compared to $.005 per share in the same period of 2003.

For the six months ended June 30, 2004, FFO was $1.20 per share compared with $1.21 per share in the first half of 2003. There were no gains on securities for the first six months of this year compared to $.02 per share in the same period of 2003.

Property net operating income (PNOI) from same properties on a cash basis increased 1.4% for the quarter. PNOI from same properties including straight-line rent adjustments increased 2.5%. Rental rate decreases on a cash basis on new and renewal leases averaged 6.6% for the quarter. Rental rate decreases including straight-line rent adjustments on new and renewal leases averaged .4% for the quarter.

For the six months ended June 30, 2004, PNOI from same properties on a cash basis increased 1.2%; including straight-line rent adjustments, the increase was 2.5%. Rental rate decreases on a cash basis on new and renewal leases averaged 8.2% for the six months; including straight-line rent adjustments, the decrease was 1.5%.

FFO and PNOI are non-GAAP financial measures. For definitions of FFO and PNOI and reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, please see "Reconciliations of Other Reporting Measures to Net Income," attached.

David H. Hoster II, President and CEO, stated, "We are pleased with our trend of achieving positive same property operating results. Our second quarter results represent the fourth consecutive quarter of improvement in same property operations when compared to the previous year's quarter. This continuing improvement is the result of increase in occupancy more than offsetting the decrease in rental rates experienced with lease renewals and new leasing. Our goal is to maintain this positive momentum for the foreseeable future.

"All of our markets are experiencing increased leasing interest and activity from real prospects as compared to a year ago. To-date, this has not yet translated into regaining significant pricing power, but we are experiencing a slight improvement on rent roll-downs."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.22 for the three months ended June 30, 2004 compared with $.20 for the same period in 2003. For the six months, EPS was $.43 compared with $.38 for the same period of 2003.

DEVELOPMENT

The incremental growth of EastGroup's current development program and properties transferred during 2004 and 2003 to the portfolio increased PNOI by $596,000 in the second quarter of 2004. At June 30, 2004, EastGroup had six development properties containing 458,000 square feet with a projected total cost of approximately $25.4 million either in lease-up or under construction. Of this total, approximately 33% of the space was leased as of July 19, 2004.

Five  properties  with  total  costs  of  $19,802,000   were   transferred  from
development to the portfolio during the second quarter:


      Property                                             Location             Square Feet        Total Costs
      -----------------------------------------------------------------------------------------------------------
      Executive Airport Commerce Ctr I & III          Fort Lauderdale, FL            85,000       $  6,136,000
      Expressway Commerce Center                      Tampa, FL                     103,000          6,265,000
      World Houston 17                                Houston, TX                    66,000          2,318,000
      World Houston 19                                Houston, TX                    66,000          2,789,000
      World Houston 20                                Houston, TX                    62,000          2,294,000
                                                                                ---------------------------------
        Total                                                                       382,000       $ 19,802,000
                                                                                =================================

In May 2004, the Company began construction of World Houston 16 with projected costs of $5,100,000. This 94,000 square foot property is located in EastGroup's World Houston International Business Center development and, when completed, will increase the Company's World Houston ownership to 1,425,000 square feet.

ACQUISITIONS AND SALES

In July 2004, the Company purchased Interstate Distribution Center IV (46,000 square feet) in Dallas, Texas for a price of $3,030,000. The multi-tenant business distribution building was constructed in 2002 and is 100% leased to nine tenants. The property is projected to generate an unleveraged yield of approximately 9.3%.

At the end of June, EastGroup sold the Getwell Distribution Center (26,000 square feet) in Memphis, Tennessee for a price of $790,000, resulting in a gain of approximately $61,000. Sample 95 Business Park III (18,000 square feet) in Pompano Beach, Florida sold at the beginning of July for a price of $2,000,000, generating a gain of approximately $1,280,000.

Mr. Hoster stated, "The purchase of Interstate Distribution Center IV is a good complement to our Dallas portfolio and increases our cluster of assets in the Walnut Hill/Stemmons Freeway submarket to seven properties with approximately 640,000 square feet. The sale of the Getwell Distribution Center reflects our strategy of reducing our ownership in Memphis as market conditions permit. The Sample 95 disposition represented an opportunity to recycle capital on a highly favorable basis into an investment with greater anticipated upside."

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 32.5% at June 30, 2004. For the quarter, the Company had an interest coverage ratio of 3.7x and a fixed charge coverage ratio of 3.3x. Total debt at June 30, 2004 was $356.5 million with floating rate bank debt comprising $75.5 million of that total.

On May 17, 2004, the Company signed an application on a $30.3 million, nonrecourse first mortgage loan secured by six properties. The note is expected to close in September and will have a fixed interest rate of 5.68%, a ten-year term, and an amortization schedule of 30 years. The proceeds of the note will be used to reduce floating rate bank borrowings.

DIVIDENDS

EastGroup paid dividends of $.48 per share of common stock in the second quarter of 2004, which was 79% of funds from operations per diluted share for the quarter. This dividend was the 98th consecutive quarterly distribution to EastGroup's common stockholders and represents an annualized dividend rate of $1.92 per share, which yields 5.7% on the closing stock price of $33.62 on July 16, 2004. EastGroup also paid quarterly dividends of $.4969 per share on its Series D Preferred Stock on July 15, 2004 to stockholders of record as of June 30, 2004.

OUTLOOK FOR REMAINDER OF 2004

FFO guidance for 2004 has been narrowed from our previous guidance on an FFO per share basis with a range of $2.45 to $2.50. Earnings per share for 2004 should be in the range of $.93 to $.97. The table below reconciles projected net income to projected FFO for the third quarter and the year 2004.

                                                                              Low Range                High Range
                                                                          3Qtr04     Y/E 2004      3Qtr04      Y/E 2004
                                                                      -----------------------------------------------------
Net income                                                             $   6,591       22,393      6,954        23,227
Dividends on preferred shares                                               (656)      (2,624)      (656)       (2,624)
                                                                      -----------------------------------------------------
Net income available to common stockholders                                5,935       19,769      6,298        20,603
Depreciation and amortization from continuing operations                   8,565       33,543      8,622        33,657
Depreciation and amortization from discontinued operations                     -           45          -            45
Share of joint venture depreciation and amortization                         (36)        (143)       (36)         (143)
Gain on sale of depreciable real estate                                   (1,280)      (1,340)    (1,280)       (1,340)
                                                                      -----------------------------------------------------
Funds from operations available to common stockholders                 $  13,184       51,874     13,604        52,822
                                                                      =====================================================

Diluted shares for funds from operations and earnings per share           21,165       21,152     21,165        21,152

Per share data (diluted):
Net income available to common stockholders                            $     .28          .93        .30           .97
Funds from operations available to common stockholders                       .62         2.45        .64          2.50

The following assumptions were used for 2004:

     o    Average occupancy of 90% to 92%.
     o    Same Store NOI change of 0% to 3.6%.
     o Existing development contributing $.07 per share before interest expense.
     o    One-half year of PNOI on acquisitions (net of sales) of $10 million.
     o Gains on sale of depreciable real estate of $.06 per share (for earnings per share only).
     o    No significant lease termination fees.

     o    Floating rate bank debt at 3%.
     o    New fixed rate debt of $30.3 million on September 15, 2004 at 5.68%.
     o Dilution from November 2003 $25 million common stock offering of $.02 per share.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company's current operations on Tuesday, July 20, 2004, at 2:00 P.M. Eastern Daylight Time (EDT). A live broadcast of the conference call is available by dialing 1-800-223-9488 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 4:00 PM EDT on Tuesday, July 20, 2004. The telephone replay will be available until 5:00 PM EDT on Tuesday, July 27, 2004, and can be accessed by dialing 1-888-566-0194. The replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until 5:00 PM EDT on Tuesday, July 27, 2004.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, ownership and development of industrial properties in major Sunbelt markets throughout the United States with a special emphasis in the states of Arizona, California, Florida and Texas. The Company's goal is to maximize shareholder value by being a leading provider of functional, flexible, and quality business distribution space for location sensitive tenants primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply constrained submarkets. EastGroup's portfolio currently includes 19.9 million square feet with an additional 513,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, plans, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and risks relating to the Company's development program, including weather, delays in construction schedules, contractor's failure to perform, increases in the price of construction materials or the unavailability of such materials, difficulty in obtaining necessary governmental approvals and other matters outside the Company's control. The success of the Company also depends upon the trends of the economy, including interest rates and the effects to the economy from possible terrorism and related world events, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                                 EASTGROUP PROPERTIES, INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                       (UNAUDITED)

                                                                                   Three Months Ended           Six Months Ended
                                                                                        June 30,                     June 30,
                                                                                ----------------------------------------------------
                                                                                   2004          2003          2004          2003
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                              $ 28,034       26,382         55,517         52,736
Other                                                                                 79          145            111            501
                                                                                ----------------------------------------------------
                                                                                  28,113       26,527         55,628         53,237
                                                                                ----------------------------------------------------
EXPENSES
Operating expenses from real estate operations                                     7,968        7,614         15,602         15,536
Interest                                                                           5,023        4,643          9,942          9,341
Depreciation and amortization                                                      8,277        7,696         16,492         15,334
General and administrative                                                         1,568        1,261          3,244          2,500
Minority interest in joint ventures                                                  123          114            244            213
                                                                                ----------------------------------------------------
                                                                                  22,959       21,328         45,524         42,924
                                                                                ----------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                                                  5,154        5,199         10,104         10,313

DISCONTINUED OPERATIONS
  Income from real estate operations                                                  66           60            128            104
  Gain on sale of real estate investments                                             61            -             61            106
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                  127           60            189            210
                                                                                ----------------------------------------------------

NET INCOME                                                                         5,281        5,259         10,293         10,523

Preferred dividends-Series A                                                           -          970              -          1,940
Preferred dividends-Series B                                                           -          766              -          2,298
Preferred dividends-Series D                                                         656            -          1,312              -
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                     $  4,625        3,523          8,981          6,285
                                                                                ====================================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                             $   0.21         0.21           0.42           0.37
  Income from discontinued operations                                               0.01         0.00           0.01           0.01
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $   0.22         0.21           0.43           0.38
                                                                                ====================================================

  Weighted average shares outstanding                                             20,745       16,864         20,716         16,397
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                             $   0.21         0.20           0.42           0.37
  Income from discontinued operations                                               0.01         0.00           0.01           0.01
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $   0.22         0.20           0.43           0.38
                                                                                ====================================================

  Weighted average shares outstanding                                             21,161       17,225         21,128         16,758
                                                                                ====================================================

                                       EASTGROUP PROPERTIES, INC.
                       RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)


                                                                                   Three Months Ended           Six Months Ended
                                                                                        June 30,                    June 30,
                                                                                ----------------------------------------------------
                                                                                   2004          2003          2004          2003
                                                                                ----------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $ 28,034       26,382         55,517         52,736
Operating expenses from real estate operations                                    (7,968)      (7,614)       (15,602)       (15,536)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI) (A)                                          20,066       18,768         39,915         37,200

Other income                                                                          79          145            111            501
General and administrative expense                                                (1,568)      (1,261)        (3,244)        (2,500)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                         18,577       17,652         36,782         35,201

Income from discontinued operations (before depreciation and amortization)           111          108            221            201
Interest expense (B)                                                              (5,023)      (4,643)        (9,942)        (9,341)
Minority interest in earnings (before depreciation and amortization)                (159)        (150)          (315)          (289)
Dividends on Series A preferred shares                                                 -         (970)             -         (1,940)
Dividends on Series D preferred shares                                              (656)           -         (1,312)             -
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS (A)                  12,850       11,997         25,434         23,832

Depreciation and amortization from continuing operations                          (8,277)      (7,696)       (16,492)       (15,334)
Depreciation and amortization from discontinued operations                           (45)         (48)           (93)           (97)
Share of joint venture depreciation and amortization                                  36           36             71             76
Gain on sale of depreciable real estate investments                                   61            -             61            106
Dividends on Series B convertible preferred shares                                     -         (766)             -         (2,298)
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                        4,625        3,523          8,981          6,285

Dividends on preferred shares                                                        656        1,736          1,312          4,238
                                                                                ----------------------------------------------------

NET INCOME                                                                      $  5,281        5,259         10,293         10,523
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA: (C)
Income from continuing operations                                               $   0.21         0.20           0.42           0.37
Income from discontinued operations                                                 0.01         0.00           0.01           0.01
                                                                                ----------------------------------------------------
Net income available to common stockholders                                     $   0.22         0.20           0.43           0.38
                                                                                ====================================================

Weighted average shares outstanding                                               21,161       17,225         21,128         16,758
                                                                                ====================================================

Funds from operations available to common stockholders                          $   0.61         0.61           1.20           1.21
                                                                                ====================================================

Weighted average shares outstanding for FFO purposes                              21,161       19,797         21,128         19,634
                                                                                ====================================================


(A)The Company's chief decision makers use two primary measures of operating results in making decisions, such as allocating resources: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (GAAP)), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
     PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provide supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

(B) Net of capitalized interest of $410,000 and $516,000 for the three months ended June 30, 2004 and 2003, respectively; and $910,000 and $1,002,000 for the six months ended June 30, 2004 and 2003, respectively.

(C) Assumes dilutive effect of common stock equivalents.